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                                             Pennsylvania Commerce Bancorp, Inc.
                                            Selected Consolidated Financial Data
                                                         (Unaudited)

                                                        At or for the                              At or for the
                                                     Three Months Ended                           Nine Months Ended
                                                        September 30,                               September 30,
                                                ----------------------------------         ----------------------------------
                                                                             %                                          %
(in  thousands,  except  per  share  amounts)       2004         2003      Change           2004        2003          Change
                                                    ----         ----      ------           ----        ----          ------

Income Statement Data:
  Net interest income                           $ 11,883       $ 8,150        46 %         $ 34,492    $ 23,949          44 %
  Provision for loan losses                          675           350        93 %            1,925       1,200          60 %
  Noninterest income                               2,949         2,649        11 %            8,251       7,056          17 %
  Noninterest operating expenses                  10,890         8,213        33 %           31,456      22,668          39 %
  Net income                                       2,198         1,526   +    44 %            6,307       4,832     +    31 %

Per Common Share Data:

  Net  income:  Basic                             $ 0.93        $ 0.67        39 %           $ 2.70      $ 2.13          27 %
  Net  income:  Diluted                             0.86          0.62   +    39 %             2.49        1.97     +    26 %

  Book Value                                                                                $ 24.87     $ 20.61     +    21 %

  Weighted average shares outstanding:
      Basic                                        2,336         2,258                        2,317       2,245
      Diluted                                      2,525         2,439                        2,513       2,419

Balance Sheet Data:

  Total assets                                                                           $1,205,181   $ 957,970     +    26 %
  Loans (net)                                                                               611,088     428,940          42 %
  Allowance for loan losses                                                                   7,175       5,777          24 %
  Investment Securities                                                                     487,049     391,122          25 %
  Total deposits                                                                          1,124,906     894,608          26 %
  Core deposits                                                                           1,089,626     842,437          29 %
  Jr. Subordinated Debt                                                                      13,600           0
  Trust capital securities                                                                        0      13,000
  Stockholders' equity                                                                       61,861      47,689     +    30 %

Capital:

  Stockholders' equity to total assets                                                         5.13 %      4.98  %
  Leverage Ratio                                                                               6.21        6.86
  Risk based capital ratios:
      Tier 1                                                                                   9.36       10.20
      Total Capital                                                                           10.26       11.18

Performance Ratios:

  Cost of funds                                     1.33 %        1.34   %                     1.24 %      1.54  %
  Deposit Cost of Funds                             1.08          1.17                         0.97        1.36
  Net interest margin                               4.23          4.07                         4.33        4.18
  Return on average assets                          0.73          0.69                         0.74        0.77
  Return on average total stockholders' equity     15.75         13.28                        15.91       14.30

Asset Quality:

  Net charge-offs to average loans outstanding                                                 0.13 %      0.14  %

  Nonperforming  loans  to  total  period-end  loans                                           0.27        0.28

  Nonperforming  assets  to  total  period-end  assets                                         0.20        0.15

  Allowance  for  loan  losses  to  total  period-end  loans                                   1.16        1.33

  Allowance  for  loan  losses  to  nonperforming  loans                                        436 %       472  %
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